Exhibit 99.1


                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008


FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                    732-499-4327

              PATHMARK ANNOUNCES SECOND QUARTER FISCAL 2005 RESULTS

--------------------------------------------------------------------------------


Carteret, New Jersey, September 8, 2005 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported unaudited results for its second quarter and six-month period ended July 30, 2005.

Sales for the second quarter of fiscal 2005 were $1,000.7 million, a decrease of 1.1% from $1,011.7 million in the prior year's second quarter. Same-store sales decreased 2.0% in the second quarter. The Company reported a net loss of $5.1 million, or $0.12 per diluted share, in the second quarter of fiscal 2005 compared to a net loss of $1.6 million, or $0.05 per diluted share, in the prior year's second quarter. The results for the second quarter of fiscal 2005 included a $2.8 million pretax charge, or $0.04 per diluted share, related to the early extinguishment of debt. Excluding this item and a $0.2 million expense relating to strategic alternatives, the Company would have reported a net loss of $3.4 million, or $0.08 per diluted share.

John Standley, Chief Executive Officer, said, "When I took over as CEO two weeks ago, I noted my confidence in Pathmark - a strong franchise with excellent locations and store volumes. While there are some near-term challenges to overcome, I am excited about Pathmark's potential." Mr. Standley continued, "Our second quarter results were largely due to weak sales, a trend which has continued into the third quarter. We have already begun implementing plans to improve in-store merchandising and product assortments and to upgrade the look of our stores. Looking forward, Pathmark will become a stronger, consumer-driven company with better in-store execution and more compelling financial results."

Sales for the first six months of fiscal 2005 were $2,003.2 million, an increase of 0.1% from $2,001.8 million in the prior year's six-month period. Same-store sales decreased 0.9% in the six-month period. The net loss was $7.2 million, or $0.20 per diluted share, in the first six months of fiscal 2005 compared to a net loss of $3.4 million, or $0.11 per diluted share, in the prior year's six-month period. The results for the first six months of fiscal 2005 included a $1.1 million pretax expense, or $0.02 per diluted share, related to the Company's review of strategic alternatives and a $2.8 million pretax charge, or $0.05 per diluted share, related to the early extinguishment of debt. Excluding these items, the Company would have reported a net loss of $5.0 million, or $0.13 per diluted share. The results for the first six months of fiscal 2004 included a $1.2 million pre-tax gain, or $0.02 per diluted share, from the sale of real estate. Excluding this item, the Company would have reported a net loss of $4.1 million, or $0.13 per diluted share.

FIFO EBITDA, which the Company defines as loss before interest, taxes, depreciation and amortization, and the LIFO charge was $31.5 million and $66.1 million, respectively, in the second quarter and the first six months of fiscal 2005, compared to $35.8 million and $70.8 million, respectively, in the prior year's second quarter and six-month period. Excluding the $0.2 million expense related to the strategic alternatives in the second quarter of fiscal 2005, FIFO EBITDA would have been $31.7 million. Excluding the $1.1 million expense related to the strategic alternatives in the first six months of fiscal 2005 and the above-referenced real estate gain of $1.2 million in the first six months of fiscal 2004, FIFO EBITDA would have been $67.2 million and $69.6 million, respectively.

The Company is presenting FIFO EBITDA and each of FIFO EBITDA and net loss, excluding the identified items above, in order to allow investors to compare more fully Pathmark's performance in the second quarter and the first six months of fiscal 2005 with its performance in the second quarter and the first six months of fiscal 2004.

None of these measures is calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

Cash capital investments in the first six months of fiscal 2005 were $15.4 million. During the first half of fiscal 2005, the Company renovated one store and closed one store. During the remainder of fiscal 2005, the Company plans to open two new stores, close one store and complete seven store renovations. Total capital investments for fiscal 2005 are expected to be approximately $75 million.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 6416942. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, 'Investor Relations', then clicking on 'Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                          Operating Results (Unaudited)
                      (in millions, except per share data)


                      Consolidated Statements of Operations

                                                              13 Weeks Ended          26 Weeks Ended
                                                          ----------------------  ----------------------

                                                           July 30,    July 31,    July 30,    July 31,
                                                             2005        2004        2005        2004
                                                          ----------  ----------  ----------  ----------
Sales...................................................  $ 1,000.7   $ 1,011.7   $ 2,003.2   $ 2,001.8

Cost of goods sold......................................     (714.8)     (728.0)   (1,432.3)   (1,438.7)
                                                          ----------  ----------  ----------  ----------
Gross profit............................................      285.9       283.7       570.9       563.1

Selling, general and administrative expenses............     (254.9)     (248.2)     (505.8)     (492.8)

Depreciation and amortization...........................      (22.3)      (21.5)      (44.5)      (43.0)
                                                          ----------  ----------  ----------  ----------
Operating earnings......................................        8.7        14.0        20.6        27.3

Interest expense (a)....................................      (18.2)      (16.3)      (34.5)      (32.8)
                                                          ----------  ----------  ----------  ----------
Loss before income taxes................................       (9.5)       (2.3)      (13.9)       (5.5)

Income tax benefit (b)..................................        4.4         0.7         6.7         2.1
                                                          ----------  ----------  ----------  ----------
Net loss................................................  $    (5.1)  $    (1.6)  $    (7.2)  $    (3.4)
                                                          ==========  ==========  ==========  ==========
Weighted average number of shares outstanding -
  basic and diluted.....................................       41.5        30.1        35.8        30.1
                                                          ==========  ==========  ==========  ==========
Net loss per share - basic and diluted..................  $   (0.12)  $   (0.05)   $  (0.20)  $   (0.11)
                                                          ==========  ==========  ==========  ==========


                       Supplemental Operating Results Data

                                                              13 Weeks Ended          26 Weeks Ended
                                                          ----------------------  ----------------------

                                                           July 30,    July 31,    July 30,    July 31,
                                                             2005        2004        2005        2004
                                                          ----------  ----------  ----------  ----------
FIFO EBITDA (c).........................................  $    31.5   $    35.8   $    66.1   $    70.8
                                                          ==========  ==========  ==========  ==========
Cash capital expenditures, including technology.........  $     8.7   $    22.8   $    15.4   $    44.9

Capital lease expenditures, including technology........         --         6.3          --        15.1

Acquisition of Community Supermarket Corporation........         --          --          --         4.5
                                                          ----------  ----------  ----------  ----------
Total capital investment, including technology..........  $     8.7   $    29.1   $    15.4   $    64.5
                                                          ==========  ==========  ==========  ==========
Gross profit (% of sales)...............................       28.6%       28.0%       28.5%       28.1%
                                                          ==========  ==========  ==========  ==========
LIFO charge (% of sales)................................         --%         --%        0.1%         --%
                                                          ==========  ==========  ==========  ==========
Selling, general and administrative expenses (% of
  sales)................................................       25.5%       24.5%       25.3%       24.6%
                                                          ==========  ==========  ==========  ==========
FIFO EBITDA (% of sales)................................        3.1%        3.5%        3.3%        3.5%
                                                          ==========  ==========  ==========  ==========
Net loss (% of sales)...................................      (0.5)%      (0.2)%      (0.4)%      (0.2)%
                                                          ==========  ==========  ==========  ==========


                       See notes to financial statements.
                                       -3-

                                     Table B
                              Pathmark Stores, Inc.
                     Consolidated Balance Sheets (Unaudited)
                                  (in millions)

                                                           July 30,      January 29,
                                                             2005           2005
                                                          ----------     ----------
ASSETS
Current assets
  Cash and cash equivalents.............................  $   135.4      $    42.6
  Accounts receivable, net..............................       19.7           19.9
  Merchandise inventories...............................      188.3          182.2
  Due from suppliers....................................       65.1           74.7
  Other current  assets.................................       28.9           21.4
                                                          ----------     ----------
    Total current assets................................      437.4          340.8
Property and equipment, net.............................      547.3          575.0
Goodwill................................................      144.7          144.7
Other noncurrent assets.................................      195.8          192.9
                                                          ----------     ----------
Total assets............................................  $ 1,325.2      $ 1,253.4
                                                          ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................................  $   115.7      $   102.1
  Current maturities of debt............................        0.7           36.6
  Current portion of lease obligations..................       14.3           15.1
  Accrued expenses and other current liabilities........      163.9          160.3
                                                          ----------     ----------
    Total current liabilities...........................      294.6          314.1
Long-term debt..........................................      424.2          444.6
Long-term lease obligations.............................      172.5          178.3
Deferred income taxes...................................       63.9           72.0
Other noncurrent liabilities............................      173.7          179.2
                                                          ----------     ----------
Total liabilities.......................................    1,128.9        1,188.2
Stockholders' equity....................................      196.3           65.2
                                                          ----------     ----------
Total liabilities and stockholders' equity..............  $ 1,325.2      $ 1,253.4
                                                          ==========     ==========


                                 Capitalization

                                                           July 30,      January 29,
                                                             2005           2005
                                                          ----------     ----------
Debt....................................................  $   424.9      $   481.2
Capital lease obligations...............................      186.8          193.4
                                                          ----------     ----------
Total debt and capital lease obligations................      611.7          674.6
Stockholders' equity....................................      196.3           65.2
                                                          ----------     ----------
Total capitalization....................................  $   808.0      $   739.8
                                                          ==========     ==========


                       See notes to financial statements.

                                     Table C
                              Pathmark Stores, Inc.
        Reconciliation of GAAP Net Loss to Proforma Net Loss (Unaudited)
                              (Dollars in millions)




                                                                   13 Weeks Ended
                                    --------------------------------------------------------------------------
                                               July 30, 2005                          July 31, 2004
                                    -----------------------------------    -----------------------------------

                                                                Per                                    Per
                                                  Net of      diluted                    Net of      diluted
                                      Pretax        tax        share         Pretax        tax        share
                                    ----------  ----------  -----------    ----------  ----------  -----------
As reported loss................... $   (9.5)   $   (5.1)   $   (0.12)     $   (2.3)   $   (1.6)   $   (0.05)
Strategic alternative expenses.....      0.2         0.1           --            --          --           --
Early extinguishment of debt.......      2.8         1.6         0.04            --          --           --
                                    ----------  ----------  -----------    ----------  ----------  -----------
Proforma loss...................... $   (6.5)   $   (3.4)   $   (0.08)     $   (2.3)   $   (1.6)   $   (0.05)
                                    ==========  ==========  ===========    ==========  ==========  ===========




                                                                   26 Weeks Ended
                                    --------------------------------------------------------------------------
                                               July 30, 2005                          July 31, 2004
                                    -----------------------------------    -----------------------------------

                                                                Per                                    Per
                                                  Net of      diluted                    Net of      diluted
                                      Pretax        tax        share         Pretax        tax        share
                                    ----------  ----------  -----------    ----------  ----------  -----------
As reported loss................... $  (13.9)   $   (7.2)   $   (0.20)     $   (5.5)   $   (3.4)   $   (0.11)
Strategic alternative expenses......     1.1         0.6         0.02            --          --           --
Early extinguishment of debt........     2.8         1.6         0.05            --          --           --
Gain on sale of real estate.........      --          --           --          (1.2)       (0.7)       (0.02)
                                     ---------  ----------  -----------    ----------  ----------  -----------
Proforma loss....................... $ (10.0)   $   (5.0)   $   (0.13)     $   (6.7)   $   (4.1)   $   (0.13)
                                     =========  ==========  ===========    ==========  ==========  ===========

                              Pathmark Stores, Inc.
                          Notes to Financial Statements


a) Interest expense for the 13 weeks and the 26 weeks ended July 30, 2005 includes a $2.8 million early extinguishment of debt charge related to the defeasance of mortgage liabilities.

b) The income tax benefit was $4.4 million in the second quarter of fiscal 2005 compared to $0.7 million in the second quarter of fiscal 2004 and was based on an effective tax rate of 46.7% in the second quarter of fiscal 2005 compared to 30.0% in the second quarter of fiscal 2004. The income tax benefit was $6.7 million in the first six months of fiscal 2005 compared to $2.1 million in the first six months of fiscal 2004 and was based on an effective tax rate of 48.6% in the first six months of fiscal 2005 compared to 38.0% in the first six months of fiscal 2004. The higher effective tax rate in the second quarter and in the first six months of fiscal 2005 was primarily due to the Work Opportunity Tax Credit ("WOTC"), which increased the tax benefit. The effective tax rate in the second quarter and in the first six months of fiscal 2004 did not include the WOTC due to its expiration on December 31, 2003. The WOTC was reinstated in September 2004, retroactive to January 1, 2004.

c) FIFO EBITDA represents loss before interest, taxes, depreciation and amortization and the LIFO charge. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA, before proforma adjustments, is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA, before proforma adjustments, is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, before proforma adjustments, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:

                                                       13 Weeks Ended          26 Weeks Ended
                                                   ----------------------  ----------------------

                                                    July 30,    July 31,    July 30,    July 31,
                                                      2005        2004        2005        2004
                                                   ----------  ----------  ----------  ----------
    Net loss...................................... $    (5.1)  $    (1.6)  $    (7.2)  $    (3.4)
    Adjustments to calculate FIFO EBITDA:
      Interest expense............................      18.2        16.3        34.5        32.8
      Income tax benefit..........................      (4.4)       (0.7)       (6.7)       (2.1)
      Depreciation and amortization...............      22.3        21.5        44.5        43.0
      LIFO charge.................................       0.5         0.3         1.0         0.5
                                                   ----------  ----------  ----------  ----------
    FIFO EBITDA...................................      31.5        35.8        66.1        70.8
    Proforma adjustments:
      Strategic alternative expenses..............       0.2          --         1.1          --
      Gain on sale of real estate.................        --          --          --        (1.2)
                                                   ----------  ----------  ----------  ----------
    FIFO EBITDA, before proforma adjustments...... $    31.7   $    35.8   $    67.2   $    69.6
                                                   ==========  ==========  ==========  ==========